POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, Judy D. Olian, hereby makes, constitutes and appoints each of Paul Mahon, Andrew Fisher, John S. Hess, Jr. and Christopher Stillabower, or each of them acting individually, as the undersigned's true and lawful agent and attorney-in-fact with full power and authority to:

(1)	execute, deliver and file with the United States
Securities and Exchange Commission on behalf of the undersigned in the undersigned's capacity as a director and/or officer of United Therapeutics Corporation (the "Company"), all Forms 3, 4 and 5, and any amendments thereto (together, the "Documents"), as may be required in accordance with
Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder;

(2)	do and perform any and all acts for and on behalf of the
undersigned which may be necessary or desirable to complete and execute any such Documents, and timely file any such Document with the United States Securities and Exchange
Commission and any stock exchange or similar authority; and

(3)	take any other action of any type whatsoever in
connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the Documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

      The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. Each of the attorneys-in-fact named herein shall have the power to act hereunder with or without the other. The undersigned acknowledges that the attorneys-in-fact named herein, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned responsibilities to comply with Section 1 of the Securities Exchange Act of 1934.

      Execution of this Power of Attorney revokes all previous powers of attorney granted concerning substantially the same subject matters addressed herein, but does not revoke any prior power of attorney executed by the undersigned concerning unrelated matters. This power of attorney shall not be revoked by any subsequent power of attorney the undersigned may execute, unless such subsequent power specifically refers to this power of attorney or specifically states that the instrument is intended to revoke all prior general powers of attorney or all prior powers of attorney.

      This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. This Power of Attorney shall be automatically revoked against any of the foregoing attorneys-in-fact upon the termination of such person's employment with the Company, which revocation shall not impact the power of attorney granted hereby to each of the other attorneys-in-fact who remain employed by the Company.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the 26th day of June, 2015.

/s/ Judy D. Olian
 Judy D. Olian

ACKNOWLEDGEMENT

STATE OF NORTH CAROLINA
County of Durham

      I, Denise Corbisiero, a Notary Public, do hereby certify that Judy D. Olian, party to the above Power of Attorney, bearing date on the 26th day of June, 2015, personally appeared before me in my presence, it being proved to me on the basis of satisfactory evidence that she executed the above Power of Attorney, and then and there acknowledged the same to be her act and deed for the purposes therein contained.

GIVEN under my hand and seal, this 26th day of June, 2015.

/s/ Denise Corbisiero
 Notary Public

[SEAL]

My Commission Expires 02/22/2017